Exhibit (c)(8)

*** or *** (                )*** indicates material has been omitted or substituted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this document has been filed with the Securities and Exchange Commission.

Presentation to

The Special Committee to The Board of Directors

Strictly Private and Highly Confidential

July 2, 2004

Disclaimer

The following materials contain information provided to the Special Committee of the Board of Directors (the “Special Committee”) of Texas Genco Holdings, Inc. (“Texas Genco” or “TGN”) by RBC Capital Markets Corporation (“RBC”) in connection with the possible sale by CenterPoint Energy, Inc. (“CenterPoint” or “CNP”) of its 81% interest in Texas Genco . These materials were compiled or prepared on a confidential basis solely for the use of the Special Committee and not with a view toward public disclosure (whether under any securities law or otherwise). The information contained in these materials was obtained from Citigroup Global Markets, Inc. (“Citigroup”), financial advisors to CenterPoint (which has advised RBC that such information was obtained from CenterPoint and Texas Genco management) and other sources. Any estimates and projections contained herein has been prepared or adopted by CenterPoint and Texas Genco management (and provided by Citigroup) or obtained from public sources or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Neither RBC nor any of their employees, affiliates, advisors or representatives make any representation (express or implied) as to the accuracy or completeness of such information contained herein and nothing contained herein is, or shall be construed or relied upon as, a representation, whether as to the past, present or future. These materials were prepared by RBC solely for use by the Special Committee and were not prepared for use by any other person or entity and accordingly, neither RBC nor the Special Committee nor their respective advisors or agents take any responsibility for the materials contained herein to the extent used by any such person or entity. RBC does not have any obligation to update or otherwise revise the materials contained herein.

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Introduction

“Best and Final” bids were due to Citigroup on June 28, 2004

Three “conforming” final proposals were received by Citigroup:

White – *** (3 financial buyers and 1 IPP) Red – Blackstone / H&F / KKR / TPG (4 financial buyers) Purple – Consortium of hedge funds represented by ***

This presentation contains the following:

An overview of Texas Genco’s stock performance, as well as a summary of relative valuation metrics related to the Company

Summary of the final proposals as provided to CenterPoint’s Board of Directors by Citigroup on 6/30/04, including:

Side-by-side proposal value comparison

Significant contract conditions and/or issues

Review of issues for the Special Committee to consider

It should be noted that the analysis contained in Citigroup’s presentation to CenterPoint’s Board of Directors does not assess the value of any special paper retained by the minority shareholders

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Relative Price Performance

Texas Genco vs. CenterPoint vs. Comparable Company Index vs. S&P 500 December 18, 2002 (TGN IPO) to Present (1)

450% 400% 350% 300% 250% 200% 150% 100% 50% 0% (50%)

12/18/02 2/18/03 4/21/03 6/22/03 8/23/03 10/24/03 12/25/03 2/25/04 4/27/04 6/28/04

(2)

Texas Genco (+413%) CenterPoint (+50%) Comparable Company Index (+162%) S&P 500 (+27%)

Texas Genco +413%

Average Trading Price History

1-year $31.63

90-day $38.29

60-day $39.45

30-day $42.10

Average Trading Volume History

1-year 91,900

90-day 77,920

60-day 97,068

30-day 112,990

CenterPoint +50%

Average Trading Price History

1-year $9.89

90-day $10.97

60-day $10.95

30-day $10.90

Average Trading Volume History

1-year 1,638,888

90-day 1,744,459

60-day 1,624,847

30-day 1,248,477

Texas Genco has demonstrated strong price performance, outperforming its peers and the broader market

1) Trading data source: Bloomberg as of 7/1/04.

2) Comparable Company Index includes: AES Corp., Calpine Corp., Dynegy Inc., NRG Energy, Reliant Energy.

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Texas Genco Trading Histogram

10.0% 9.0% 8.0% 7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0%

7.9%

7.9%

7.9%

8.1%

2.2%

9.2%

5.3%

4.0%

2.2%

1.3% $8.00—$11.99 $12.00—$15.99 $16.00—$19.99 $20.00-$23.99 $24.00-$27.99 $28.00—$31.99 $32.00—$35.99 $36.00—$39.99 $40.00—$43.99 $44.00—$48.00

80.0 million shares outstanding as per TGN proxy dated 4/23/04.

44.7 million shares traded during period per Bloomberg

56.1% of outstanding shares traded during period.

% of Shares Traded (IPO – Current)

% of Shares Traded (LTM)

10.0% 9.0% 8.0% 7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0%

4.9%

2.2%

9.2%

5.3%

4.0%

2.2%

1.3% $20.00—$23.99 $24.00—$27.99 $28.00—$31.99 $32.00—$35.99 $36.00—$39.99 $40.00—$43.99 $44.00—$48.00

80.0 million shares outstanding as per TGN proxy dated 4/23/04.

23.3 million shares traded during period per Bloomberg

29.1% of outstanding shares traded during period.

% of Shares Traded (Last 6 Months)

3.0% 2.5% 2.0% 1.5% 1.0% 0.5% 0.0%

0.2%

1.3%

2.9%

1.6%

2.3%

1.2%

1.0%

0.7%

0.7% $30.00—$31.99 $32.00—$33.99 $34.00—$35.99 $36.00—$37.99 $38.00—$39.99 $40.00—$41.99 $42.00—$43.99 $44.00—$45.99 $46.00—$47.99

80.0 million shares outstanding as per TGN proxy dated 4/23/04.

9.5 million shares traded during period per Bloomberg

11.9% of outstanding shares traded during period.

% of Shares Traded (Last 3 Months)

1.8% 1.6% 1.4% 1.2% 1.0% 0.8% 0.6% 0.4% 0.2% 0.0%

1.2%

0.7%

1.8%

1.2%

1.0%

0.7%

0.7% $34.00—$35.99 $36.00—$37.99 $38.00—$39.99 $40.00—$41.99 $42.00—$43.99 $44.00—$45.99 $46.00—$47.99

80.0 million shares outstanding as per TGN proxy dated 4/23/04.

5.8 million shares traded during period per Bloomberg

7.2% of outstanding shares traded during period.

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Implied Value

“Base Case” DCF based on 1/30/04 Gas Price Curve (1) (3)

Commodity-based Companies (2) (3) Plant-by-Plant ($/kW) (3) 52-Week High / Low (4) Bidder Purple (5) (9) (10) Bidder Red (6) (9) Bidder White (7) (9) $31.04 $36.21 $33.72 $40.46 $35.04 $39.46 $21.15 $46.80

NA

$44.50 $45.25 $41.25 $47.75 $44.92 – Market Price (7/1/04)

* Shading denotes information provided by Citigroup $30.00 $32.00 $34.00 $36.00 $38.00 $40.00 $42.00 $44.00 $46.00 $48.00 $50.00

“Best and Final” Bid vs. January 23, 2004 Market Price(8) Texas Genco Share Price—$32.55

Bidder Bid Premium/ (Discount) Premium/ (Discount)

($) (%)

Purple $40.75 $8.20 25.2%

Red $44.50 $11.95 36.7%

White $47.75 $15.20 46.7%

“Best and Final” Bid vs. June 28, 2004 Market Price Texas Genco Share Price—$45.96 (11)

Premium/ Premium/

Bidder Bid (Discount) (Discount)

($) (%)

Purple $40.75 ($5.21) (11.3%)

Red $44.50 ($1.46) (3.2%)

White $47.75 $1.79 3.9%

“Best and Final” Bid vs. Current Market Price Texas Genco Share Price—$44.92

Premium/ Premium/

Bidder Bid (Discount) (Discount)

($) (%)

Purple $40.75 ($4.17) (9.3%)

Red $44.50 ($0.42) (0.9%)

White $47.75 $2.83 6.3%

Source: Company financial model based on January 30, 2004 NYMEX Forward Gas Price Curve. (Information provided by Citigroup in a presentation to CenterPoint’s Board of Directors dated June 30, 2004.)

1) Per Citigroup DCF: WACC of 9.5%—10.5% and terminal EBITDA of 5.0x – 6.0x.

2) Per Citigroup derived from 5.0x – 6.0x EBITDA multiple at which E&P companies trade. Limited comparability due to differences in underlying businesses.

3) Per Citigroup presentation to the CenterPoint Board of Directors on June 30, 2004.

4) Source: Bloomberg.

5) Per “Best and Final” Definitive Acquisition Proposal dated 6/29/04.

6) Per “Best and Final” Definitive Acquisition Proposal dated 6/28/04.

7) Per “Best and Final” Definitive Acquisition Proposal dated 6/28/04.

8) On 1/23/04, Reliant Energy, Inc. announced that it would not exercise its option to acquire CenterPoint’s interest in Texas Genco. The option expired the following day on 1/24/04.

9) Only relevant for 100% case.

10) 100% transaction not offered. 11) Date “Best and Final” bids due.

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TGN Implied Multiples

Implied Multiple

18.0x 16.0x 14.0x 12.0x 10.0x 8.0x 6.0x 4.0x 2.0x 0.0x

Price / 2005E EPS EV / 2005E EBITDA

10.7x

11.4x

12.1x

12.8x

13.4x

14.1x

14.8x

15.4x

16.1x

4.7x

5.0x

5.3x

5.6x

5.9x

6.2x

6.5x

6.8x

[Graphic Appears Here]

$32.00 $34.00 $36.00 $38.00 $40.00 $42.00 $44.00 $46.00 $48.00

Per Share Price

Bidder Purple (1) (4) (5) Bidder Red (2)(4) Bidder White (3) (4)

NA

$41.25 $44.50 $45.25 $47.75

Source: Company financial model based on January 30, 2004 NYMEX Forward Gas Price Curve. Information provided by Citigroup in a presentation to CenterPoint’s Board of Directors dated June 30, 2004. Note: Typical E&P companies trade with a 5.0x – 6.0x EBITDA multiple and a 15.0x – 18.0x.

1) Per “Best and Final” Definitive Acquisition Proposal dated 6/29/04.

2) Per “Best and Final” Definitive Acquisition Proposal dated 6/28/04.

3) Per “Best and Final” Definitive Acquisition Proposal dated 6/28/04.

4) Only relevant for 100% case.

5) 100% transaction not offered.

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Citigroup Final Round Bid Summary

The following bid analysis, except the highlighted information, was presented by Citigroup to CenterPoint’s Board of Directors. RBC makes no representations as to the accuracy of this information.

($in millions, except per share data) Bidder White Bidder Red Bidder Purple

Straight Sale(4) 81% 100% 81% 100% 81% 100%

Price Per Share $40.00 $41.25 $43.50 $43.50 $40.75 N/A

Cash Dividend to Public Shareholders $36.69 (1) N/A $32.23 (2) N/A $18.75 (3) N/A

Residual Equity Value of Public Equity TBD N/A TBD N/A TBD N/A

After-tax Proceeds to CenterPoint $2,245 $2,297 $2,393 $2,393 $2,277 N/A

338(h)(10):

Headline Bid Price $46.50 $47.75 $44.50 $44.50 N/A N/A

Equivalent Bid Value to CenterPoint(5)

Best Case $43.14 $44.23 $41.39 $41.39

Worst Case $40.56 $41.65 $38.82 $38.82

After-tax Proceeds to CenterPoint

Best Case $2,377 $2,423 $2,304 $2,304

Worst Case $2,269 $2,315 $2,195 $2,195

Proprietary Structural Alternative:

Headline Bid Price N/A N/A N/A $45.25

Equivalent Bid Value to CenterPoint(5) N/A N/A N/A $45.25

After-tax proceeds to CenterPoint: N/A N/A N/A $2,466

Comments:

Potential to generate up to $2.49 billion in net proceeds through alternative structure $0.75 attributable to hedge program Additional due diligence requested Prefer sale of STP

$2.5 billion debt (including 81% sale) Required pre-close hedge for ***Post-closing liabilities Proprietary structure may facilitate accelerated timing

Alternate structures provide greater proceeds / more complexity and risk Potentially fewer regulatory hurdles (NRC) Proposed closing – 30 days

(1) Source: Bidder White Schedule II to Commitment Letter. Based on $558,980,000 dividend paid to minority shareholders (19%). (2) Source: Bidder Red “Best and Final” Definitive Acquisition Proposal; page 2.

(3) Source: Bidder Purple “Best and Final” Definitive Acquisition Proposal; page 2. (4) Percentages denote portion of Texas Genco equity.

(5) Based upon straight sale equivalent—straight stock purchase bid price implied by net proceed (best case assumes full utilization of capital loss; worst case—no capital loss used).

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Issues for Consideration

Texas Genco’s share price price has continued to perform strongly

The bids require financing and are therefore, subject to market conditions

Substantial additional information is required to assess the potential market value for the stub interest implied in the 81% proposals

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